FIRST AMENDMENT TO
                                     BYLAWS
                                       OF
                           QUICK & EASY SOFTWARE, INC.
                              A NEVADA CORPORATION


     Pursuant to unanimous written consent of the Directors on July 1, 2002, the Bylaws of Quick & Easy Software, Inc., consisting of eight (8) pages, are amended as follows:

     "These Bylaws shall be hereinafter referred to and known as the BYLAWS OF STAR E MEDIA CORP., a Nevada corporation."

                                  CERTIFICATION

     I,  Gabriel  Nassar,  hereby  certify  that:

     I  am  the  Secretary  of  Star  E  Media  Corp., a Nevada corporation, and

     The foregoing First Amendment to Bylaws of Quick & Easy Software, Inc., consisting of one (1) page, is a true and correct copy of the First Amendment to Bylaws of Quick & Easy Software, Inc. as duly adopted by an affirmative vote of the Board of Directors on July 1, 2002.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 1st day of July 2002.


                                             /s/ Gabriel Nassar
                                             ------------------
                                             Gabriel Nassar
                                             Secretary